D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
Exhibit 10.3

English Convenience Translation
Original agreement has been executed in Chinese

Working Capital Loan Contract
No.: 150176529D250721001

Borrower: Gemstar Technology (Yangzhou) Co. Ltd.
Unified Social Credit Code: 91321023769142817E
Legal Representative/Person in Charge: SZETO , CHI KONG

Domicile: No. 9, Junsheng Road, Concentrated Industrial Zone, Fanshui Town, Baoying County, Zip Code: 225800

Account-opening financial institution and account number: Bank of China, Fanshui Sub-branch, 530058204942

Tel.: 0514-88423333 Fax: 0514-88423333

E-mail: ylzhang@uei.com、gchan@uei.com

Lender: Bank of China Limited, Baoying Sub-branch

Legal Representative/Person in Charge: Chen Minjie

Domicile: No. 915, Ye Ting Road, Baoying County Zip Code: 225800

Tel.: 0514-88121417 Fax: 0514-88121417

This Contract is hereby made and entered into by and between the Borrower and the Lender through equal negotiation on issuance of working capital loans by the Lender to the Borrower.

This Contract is a single agreement under the Line of Credit Agreement numbered 150176529E250721001 between Gemstar Technology (Yangzhou) Co. Ltd. and Bank of China Limited Baoying Sub-branch.

Article 1 Amount of Loan

Currency of loan: RMB.
Amount of Loan: (in words) ;
(in figures) .

Article 2 Term of Loan

Term of loan: months and // days calculated from actual withdrawal date, or from the first actual withdrawal date in case of withdrawal by installments.

The Borrower shall withdraw the loan strictly according to the agreed withdrawal schedule. If any actual withdrawal date is later than the agreed withdrawal date, the Borrower shall still repay the loan according to the repayment date as agreed herein.

Article 3 Use of Loan

Use of loan: Purchase of raw materials.

Without the written consent of the Lender, the Borrower shall not change the use of the loan, including but not limited to using the loan for purchasing any property or repaying any mortgage loan, for distributing dividends to the Borrower's shareholders or investing in financial or fixed assets, equity, etc., or for any fields or purposes prohibited by laws, regulations, regulatory provisions or the State from production or operation, for transferring loans or purchasing any other financial products for arbitrage, for inflating fiscal revenue, for illegally adding hidden local government debts, and for other purposes prohibited from using bank loans.

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
Article 4 Interest Rate on the Loan & Calculation and Settlement of Interest

The Lender shall expressly inform the Borrower of the Annual Percentage Rate (APR) on the loan hereunder through the annex hereto, Notice About Annual Percentage Rate (APR) on Loans. If the APR on the loan hereunder is only calculated based on the loan interest rate specified in paragraph 1 of this Article, the aforementioned Notice About Annual Percentage Rate (APR) on Loans shall not apply.

1. Interest rate on the loan

The interest rate on the loan (APR, simple interest is applicable to RMB-denominated loan, and □ simple interest/□ combined simple interest and compound interest (single choice) is applicable to foreign-currency- denominated loan) is the following (2):

(1) Fixed rate, APR is / %. The rate hereunder shall remain unchanged within the loan term
.
(2) Floating rate, which shall be re-determined every month, and every____ month shall be considered as a floating period, with the actual withdrawal date (or the first actual withdrawal date, if the loans are withdrawn by installments) as a starting date. The re-determination date shall be the first day of the next floating period, i.e. the corresponding date of the starting date in the then current re-determination month. If there is no such a corresponding date in the then current month, it shall be the last day of such month; If the floating period is on a daily basis, the re-determination date shall be the then current day of the next floating period.

For each withdrawal,

■Floating interest rate on RMB-denominated loans

A. Interest rate on the first installment (from actual withdrawal date to the expiration date of the then current floating period) shall be the latest market quoted interest rate on □ 1-year/□ 5– or more-year (single choice) loan as published by the National Interbank Funding Center as of the working day immediately before the actual withdrawal date, □ plus/□minus (single choice) basis point;

B. On the re-determination date, the applicable interest rate shall be re-determined for the floating period, together with for other withdrawal installments, based on the latest market quoted interest rate on □1-year/□ 5-or more-year (single choice) loan as published by the National Interbank Funding Center as of the working day immediately before the re-determination date, □ plus/□minus(single choice) basis point.

2. Calculation of interest

(1) For the fixed interest rate specified in item (1) under clause 1 of this Article, the floating interest rate on RMB-denominated loans as specified in item (2) under clause 1 and the floating interest rate on foreign currency- denominated loans as specified in point A and C:

The interest shall be accrued from the Borrower’s actual withdrawal date and calculated based on the actual withdrawal amount and the number of utilization days.

Interest calculation formula: Interest = principal x actual days x daily interest rate.

The daily interest rate calculation base shall be three hundred and sixty (360) days a year, and the conversion formula is: daily interest rate = annual interest rate/360.

3. Interest settlement method

The Borrower shall settle interest in the following (2) manner:

(1) Interest shall be settled on a quarterly basis, the 20th day of the last month of each quarter shall be the interest settlement date, and the 21st day shall be the interest payment date.

(2) Interest shall be settled on a monthly basis, the 20th day of each month shall be the interest settlement date, and the 21st day shall be the interest payment date.

If the last repayment date of the principal of loan does not fall on the interest payment date, the last repayment date of such principal shall be the interest payment date, and the Borrower shall pay off all payable interest.

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
4. Penalty interest

(1) Penalty interest shall be charged on the overdue or misappropriated portion of the loan from the date of overdue or misappropriation at the default interest rate agreed in this paragraph until the loan principal and interest are paid off.

Penalty interest shall be charged, on loans that are both overdue and misappropriated, based on the higher default interest rate.

(2) For the interest and default interest that the Borrower cannot pay on schedule, the compound interest shall be calculated and collected at the rate of default interest agreed in this paragraph and in the manner of interest settlement as agreed in paragraph 3 of this Article.

(3) Penalty interest rate

Penalty interest rate on RMB-denominated loans,
Penalty interest rate on floating rate-based loans

A. Floating shall be applicable according to the floating period specified in clause 1 of this Article from the overdue or misappropriation date. Penalty interest re-determination date shall be the corresponding date of the overdue or misappropriation date in the then current month in which the penalty interest is re-determined. If there is no corresponding date in such month, the last day of the month shall be the penalty interest re-determination date.

B. The penalty interest rate on overdue loans shall be 40% above the penalty interest base rate determined in point C, and the penalty interest rate on misappropriated loans shall be 70% above the penalty interest base rate determined in point C.

C. The penalty interest base rate during the first floating period shall be such interest rate on overdue or misappropriated loan as actually executed in the then current period. After expiration of each floating period, the penalty interest base rate for the next floating period shall be re-determined on the re-determination date according to the method specified in clause 1 of this Article.

5. Other

(1) The "loan rate or rate on loan" and "penalty interest rate" hereunder shall be the ones with tax included, which means that the interest charged by the Lender to the Borrower already includes the value-added tax payable in accordance with national laws and regulations.

(2) If there is a significant change in the floating interest rate pricing benchmark under this Contract, it shall be handled in accordance with the effective market rules at that time. If the Lender requests the Borrower to sign a supplementary contract on relevant matters at that time, the Borrower should cooperate.

(3) The term "pricing benchmark" referred to in this clause has the same meaning as the term "benchmark interest rate".

(4) Under this Contract, "TERM SOFR" refers to the TERM SOFR published and managed by the Chicago Mercantile Exchange (or its successor) as the manager, "TIBOR" refers to the TIBOR published and managed by the Japan Bankers Association (or its successor) as the manager, "EURIBOR" refers to the EURIBOR published and managed by the European Money Market Research Institute (or its successor) as the manager, "Overnight SOFR" refers to the Overnight SOFR published and managed by the Federal Reserve Bank of New York (or its successor) as the manager, "Overnight SONIA" refers to the Overnight SONIA published and managed by the Bank of England (or its successor) as the manager, and "Overnight TONA 'Overnight TONA' refers to the overnight TONA published and managed by the Bank of Japan (or its successor manager), while 'Overnight ESTR' refers to the overnight TONA published and managed by the European Central Bank (or its successor manager) As an overnight ESTR published and managed by the manager, "overnight SARON" refers to the overnight SARON published and managed by the Swiss Stock Exchange (or successor manager) as the manager.

Article 5 Conditions for Withdrawal

The Borrower shall meet the following conditions for withdrawal:

1. This Contract and its annexes have come into effect;

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
2. The Borrower has provided the security as required by the Lender and the Contract of Guarantee is in force and the statutory approval, registration or filing formalities have been completed;

3. The Borrower has reserved with the Lender the Borrower's documents, receipts, seals, personnel lists, signature samples related to the conclusion and performance of this Contract, and has completed the relevant vouchers;

4. The Borrower has opened an account necessary for the performance of this Contract at the request of the Lender.

5. The Borrower shall submit to the Lender a written withdrawal request and the relevant documents proving the use of the loan (5) banking days prior to the withdrawal date to go through relevant formalities for withdrawal;

6. The Borrower has submitted to the Lender a resolution and a letter of authorization from its board of directors or other competent departments to consent to the conclusion and performance of this Contract;

7. Other conditions for withdrawal / stipulated by laws and agreed by both parties.

If any of the foregoing conditions for withdrawal is not met, the Lender shall be entitled to reject the Borrower's request for withdrawal, unless the Lender agrees to issuance of the loan.

Article 6 Time and Method of Withdrawal

1. The Borrower shall withdraw the loan according to the date and method specified in the following clause (2):

(1) To withdraw the loan by lump sum on / (MM/DD/YY).
(2) To withdraw the loan in full within one month from / (MM/DD/YY).
(3) To withdraw the loan by installments according to the following schedule:

Withdrawal date	Withdrawal amount
/	/
/	/
/	/

2. The Lender shall be entitled to reject the Borrower’s withdrawal request for the unutilized loan beyond the foregoing time limit.

3. Loan commitment service

The Lender shall provide commitment services for the Borrower's current available but unused loans (hereinafter referred to as "unused loans") during the commitment service period (from the effective date of this loan contract to the withdrawal date agreed upon in this Contract). Upon mutual agreement between the Borrower and the Lender, it is agreed as follows:

The Lender shall waive the commitment fee for the above commitment service in accordance with the principle of "fee reduction and benefit sharing", and the assessed amount of the waiver shall be RMB / yuan.

Article 7 Payment of Loan

1、Account for issuance of loan

The Borrower shall open the following account with the Lender as a loan issuance account, and the loan shall be issued and paid via such account.

Account name: Gemstar Technology (Yangzhou) Co. Ltd..
Account number: 530058204942

2. Method for Payment of loan

(1) The loan shall be paid in accordance with laws, regulations, regulatory requirements and the provisions of this Contract. The payment method for loan for a single withdrawal shall be confirmed in the Withdrawal Request. If the

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
Lender believes that the payment method for loan selected in the Withdrawal Request is unsatisfactory, it shall be entitled to change the payment method or stop the issuance and payment of the loan.

(2) The Lender's authorized payment, that is, Lender pays the loan to the Borrower's counterparty that meets the use as agreed herein according to the Borrower’s withdrawal request and payment authorization. Subject to relevant regulations of the National Administration of Financial Regulation and the Lender's internal management regulations, the loan shall be paid by adopting the Lender's authorized payment method if any of the following conditions is met:

A. The Lender has newly established a credit business relation with the Borrower, and the Borrower’s credit rating does not meet the Lender’s internal requirements.

B. When applying for withdrawal, the payment recipient is clearly identified (with a clear account and name) and the single transaction amount to a certain transaction recipient exceeds RMB 0 (excluding foreign currency converted based on the actual withdrawal date / exchange rate) (Note: The amount agreed upon by this section shall not exceed RMB 10 million as specified in Article 30 of the Measures for the Administration of Working Capital Loans (National Financial Regulatory Administration Order No. 2 of 2024), and shall not exceed the amount specified in the Lender's internal management documents);

C. Other circumstances stipulated by the Lender or agreed upon with the Borrower: This payment shall be made through entrusted payment.

(3) The Borrower's autonomous payment, that is, after the Lender pays the loan into the Borrower's account according to the Borrower's withdrawal request, the Borrower will autonomously pays the loan to its counterparty who meets the use specified herein. The loan shall be paid by the Borrower autonomously, except for the circumstances specified in the preceding paragraph that the Lender’s authorized payment method shall be adopted.

(4) Change to payment method. If any change occurs to the conditions for the Borrower’s payment to the external or to its credit ratings after submission of a Withdrawal Request, and the loan to be paid by means of autonomous method meets the conditions specified in paragraph 2 (2) of this Article, the payment method for such loan shall be changed. If external payment amount, beneficiary, loan use or otherwise is changed due to the change to the payment method or under the authorized payment method, the Borrower shall provide the Lender with a written description about change application, and resubmit a Withdrawal Request and relevant transaction documents proving the use of the loan.

3. Specific requirements for authorized payment of loan

(1) Payment authorization. If the conditions for the Lender's authorized payment are met, the Borrower shall make a clear payment authorization in the Withdrawal Request, that is, i.e. authorizing and instructing the Lender to pay the loan directly to the counterparty's account designated by the Borrower for the purpose as agreed herein after the loan have been transferred to the Borrower's designated account. The Borrower shall also provide the necessary payment information such as the name of the counterparty receiving the proceeds, the counterparty's account and the payment amount.

(2) Provision of transaction documents. If the conditions of the Lender's authorized payment are met, the Borrower shall, at the time of each withdrawal, provide the Lender with its payee’s account, counterparty's account information, payment amount, and the documents proving that such withdrawal meets the use of the loan specified herein. The Borrower shall ensure that any and all documents provided for the Lender are true, complete and valid. The Lender shall not be liable for any failure in performing its authorized payment obligations in a timely manner due to untrue, inaccurate or incomplete transaction documents provided by the Borrower, and the Borrower’s repayment obligations already arising under this Contract shall not be affected.

(3) Fulfillment of the Lender’s authorized payment obligations

A. If the Lender's authorized payment method is adopted, the Lender will pay the loan to the Borrower's counterparty via the Borrower's account after the Lender reviews the payment authorization and the relevant transaction documents, etc. submitted by the Borrower and it approves thereon.

B. The Lender shall be entitled to request the Borrower to supplement, replace, clarify or re-submit the relevant documents if the Lender finds that the relevant transaction documents provided by the Borrower do not comply with this Contract or are otherwise defective. The Lender shall be entitled to reject issuance and payment of relevant loan, until the Borrower submits the relevant transaction documents that the Lender deems to be satisfactory.

C. In case of any refund from the counterparty's account opening bank, resulting in that the Lender fails to pay the loan to its counterparty in a timely manner according to the Borrower's payment authorization, the Lender shall not assume

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
any liability and the Borrower's repayment obligations already occurred hereunder shall not be affected. The Borrower hereby authorizes the Lender to freeze any funds refunded from the counterparty's account opening bank. In this case, the Borrower shall resubmit relevant transaction documents such as payment authorization and proof of use.

(4) The Borrower shall not circumvent the Lender’s authorized payment by breaking up the whole into parts.

4. After the loan is issued, the Borrower shall provide the records and documents on the use of the loan as required by the Lender in a timely manner, and the foregoing documents which shall be provided include but are not be limited to: proof of payment, etc.

5. The Lender shall be entitled to re-determine the loan issuance and payment conditions, change the loan payment method, suspend or cease the issuance and payment of loan under any of the following circumstances:

(1) The business and financial situation significantly deteriorates;
(2) The Borrower’s creditworthiness declines or its primary business is not profitable.
(3) Any loan is used in an abnormal way or any entrusted payment is avoided;
(4) The Borrower fails to timely provide records and documents on the use of the loan as required by the Lender;
(5) The Borrower pays any loan in breach of this Article;
(6) Other significant breaches of contractual agreements.

Article 8 Repayment

1. The Borrower designates the following account as the capital recovery account, and the Borrower’s funds collected shall be deposited into such account. The Borrower shall promptly provide information about the funds in and out of the account. The Lender has the right to require the Borrower to explain the large and abnormal inflow and outflow of funds in the fund withdrawal account and supervise the account. The Lender also has the right to require the Borrower to sign a separate account management agreement for the management of the fund withdrawal account.

Account name: Gemstar Technology (Yangzhou) Co. Ltd.
Account number: 530058204942

2. Unless otherwise agreed by the Parties, the Borrower shall repay the loan under this Contract according to the following (2) repayment schedule:

(1) Repay all loans under this Contract on the expiry date of the loan term. (Note: According to Article 23 of the Measures for the Administration of Current Loans (National Financial Regulatory Administration Order No. 1 of 2024), this clause does not apply to loans with a term exceeding one year.).

(2) Repay the loan under this Contract according to the following repayment plan:

Repayment date	Repayment amount
(MM/DD/YY)	CNY ten thousand

(3) Other repayment plans: / .

If the Borrower needs to change the above repayment plan, the Borrower shall submit a written application to the Lender 3 banking days before the expiration of the corresponding loan, and the change of the repayment plan shall be confirmed in writing by both parties.

3. Unless otherwise agreed by the Parties, in the event that the Borrower defaults on both principal and interest payments, as well as the cost of realizing the creditor's rights, the Lender shall be entitled to determine the order of repayment of principal or interest, and the cost of realizing the creditor's rights. In the case of repayment in installments, for multiple due loans and overdue loans under this Contract, the Lender shall be entitled to determine the order in which a particular repayment by the Borrower shall be repaid. In the case of multiple due loan contracts between the Borrower and the Lender, the Lender shall be entitled to determine the order of contracts in which each repayment by the Borrower shall be performed.

4. Unless otherwise agreed by the Parties, the Borrower can repay the loan in advance, but shall notify the Lender in writing five (5) banking days in advance.The prepayment amount will be first used to repay the last due loan, and repayments are made in reverse order.

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
For loans that apply a combination of single and compound interest, if it involves early repayment or partial early repayment, the interest corresponding to the early repayment principal shall be settled in one lump sum.

5. The Borrower shall repay the loan in the following (1) manner.

(1) The Borrower shall deposit sufficient funds in the repayment account set out below for repayment no later than one 1 banking day before each principal and interest payment is due, and the Lender shall be entitled to debit this account at its own initiative on each principal and interest payment due date.

Repayment account name: Gemstar Technology (Yangzhou) Co. Ltd.
Account number: 530058204942.

(2) Other repayment methods agreed upon by both parties: / .

Article 9 Security

1. The guarantee method for the debt under this Contract is:

This Contract belongs to the master contract under the Maximum Mortgage Contract numbered 150176529M240725001 between the Guarantor, Gemstar Technology (Yangzhou) Co. Ltd. and the Lender, with the Guarantor providing the maximum amount of guarantee.

2. If the Borrower or the Guarantor experiences an event that the Lender considers may affect their ability to perform, or if the guarantee contract becomes invalid, revoked or terminated, or if the financial condition of the Borrower or the Guarantor deteriorates or becomes involved in major litigation or arbitration cases, or if the accounts of the Borrower or the Guarantor are sealed, or for other reasons that may affect their ability to perform, or if the Guarantor breaches the guarantee contract or other contracts with the Lender, or if the collateral depreciates, is damaged, lost or sealed, resulting in a decrease or loss of the guarantee value, the Lender has the right to demand, and the Borrower has the obligation to provide new guarantees, replace guarantors, etc. to guarantee the debts under the Contract.

Article 10 Issuance of Invoice

1. The Borrower may apply to the Lender for issuance of VAT invoice (□ VAT special invoice / □ VAT ordinary invoice) after the Lender confirms receipt of the payment, and the Lender shall issue VAT invoice to the Borrower upon receipt of the Borrower's application for issuance of VAT invoice.

2. The Borrower may apply for issuance of VAT invoice at the corresponding business handling organization or other organizations designated by the Lender.

3. The Borrower shall confirm that the payer of the payment, the signatory of the contract and the buyer listed in the VAT invoice are the same taxable entity. If they are not the same, and as a result, the Borrower cannot account for the invoice or make input tax deduction in accordance with laws, the Borrower shall be responsible for the relevant losses.

4. If the invoice is lost after the Borrower has obtained it, the Lender shall not be required to reissue the VAT invoice to the Borrower.

5. If the Lender provides discounts for the Borrower after negotiation, the amount of VAT invoice issued shall be based on the price after discount.

6. If the Lender provides services for the Borrower free of charge, the Lender does not provide VAT invoice.

7. If the Lender issues a VAT invoice to the Borrower, the Borrower shall check the invoice information in time. If the invoice information is incorrect, the Borrower shall promptly submit an application for reissuing the VAT invoice to the Lender.

Article 11 Statements and Undertakings

1. The Borrower hereby states that:

(1) The Borrower has been approved and registered by the market supervision and management department or the competent authority in accordance with laws, and has the full civil rights and legal capacity required to sign and perform this Contract;

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business

(2) The conclusion and performance of this Contract is based on the true intention of the Borrower and has been legally and validly authorized in accordance with its articles of association or other internal governing documents and is not in breach of any agreement, contract and other legal documents binding on the Borrower. The Borrower has obtained or will obtain any and all the relevant approvals, permits, filings or registrations necessary to conclude and perform this Contract;

(3) Any and all documents, financial statements, vouchers and other information provided by the Borrower to the Lender under this Contract are true, complete, accurate and valid.

(4) The transaction background of the Borrower's application to conduct business with the Lender is true, legal, and does not involve illegal uses such as money laundering, terrorist financing, financing for the proliferation of weapons of mass destruction, tax evasion, fraud, etc., and does not violate the United Nations, China and other applicable sanctions;

(5) The Borrower has not concealed from the Lender events that may affect its and the Guarantor’s financial position and contractual capacity.

(6) The Borrower and loan projects meet the Chinese environmental protection standards and are not enterprises and projects with outstanding energy consumption and pollution problems announced and identified by the relevant state departments and are not at risk of energy consumption and pollution.

(7) The use of the loan and the source of repayment are true and legal;

(8) Other matters declared by the Borrower:/.

2. The Borrower hereby undertakes that:

(1) The Borrower shall submit its financial statements (including, but not limited to, annual, quarterly and monthly statements) and other relevant documents to the Lender on a regular or timely basis as required by the Lender; The Borrower ensures that it continues to meet the following financial indicators: the asset-liability ratio does not exceed 80%;

(2) If the Borrower has entered or will enter into a counter-security agreement or similar agreement with the Guarantor under this Contract in respect of its security obligations, such agreement will not prejudice any of the Lender’s rights under this Contract.

(3) Cooperate with the Lender in loan payment management and post-loan management, accept the Lender's credit inspection and supervision, and provide sufficient assistance and cooperation; If the Borrower makes the payment independently, the Borrower shall accept and cooperate with the Lender to inspect and supervise whether the loan payment complies with the agreed use and whether there is a situation of evading entrusted payment by breaking it into smaller parts through account analysis, voucher verification, on-site investigation, etc. The Borrower should regularly summarize and report the payment and use of loan funds according to the Lender's requirements. The specific summary report time is at the second half of each month;

(4) Prior to any merger, division, capital reduction, equity transfer, external investment that may affect its debt paying ability, provision of guarantees, substantial increase in debt financing, major asset and debt transfer, or other significant matters, the Borrower shall obtain the written consent of the Lender in advance;

The Borrower shall promptly notify the Lender in the event of any of the following circumstances:

A.Changes in the articles of association, scope of business, registered capital and legal representative of the Borrower or Guarantor;
B.Any form of joint operation, joint venture with foreign investors, cooperation, contract operation, reorganization, restructuring, planning to go public and other changes in the mode of operation;
C.Involved in material lawsuit or arbitration cases, or property or collateral is sealed up, seized or supervised, or a new security is placed on the collateral;
D.Going out of business, dissolution, liquidation, winding up, suspension, revocation, revocation of business license, (being filed) filing for bankruptcy, etc.;
E.Shareholders, directors and current senior officers are suspected of ,major cases or financial disputes;
F.The Borrower commits an event of default under other contracts;
G.Operational difficulties and deterioration of financial position;
H.Other significant adverse events that affect the debt repayment ability of the Borrower.

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
(5) The Borrower's debts to the Lender shall be repaid in priority to the loans from the Borrower's shareholders and no less favorably than similar debts of other creditors;

(6) From the effective date of this Contract until the repayment of the loan principal, interest, and related expenses under this Contract, the dividends and bonuses distributed by the Borrower to shareholders shall not exceed 80% of the Borrower’s profit after tax;

(7) The Borrower shall not dispose of its own assets in such a manner as to reduce its solvency, and hereby undertakes that the total amount of its external security shall not exceed one 1 times its own net assets and the total amount of its external security and the amount of each individual security shall not exceed the limits set out in its articles of association;

(8) The Borrower shall not transfer loan under this Contract to an account of the same name or to a related party account except for the uses as agreed herein or with the consent of the Lender.
For transfers from the Borrower to an account of the same name or to a related party account, the Borrower shall provide the appropriate supporting documents;

(9) For the purpose of the loan hereunder, the Borrower shall offer to the Lender security conditions, pricing of interest rates on the loans, sequence of debt repayment and other terms of the loans which are no less favorable than those offered to any other financial institution now or thereafter;

(10) Timely go to the State Administration of Foreign Exchange to handle the registration of foreign exchange loans, approval of principal and interest repayment, and other procedures;

(11) The Lender shall be entitled to withdraw the loan in advance according to the collection of the Borrower's funds;

(12) The Borrower shall submit its environmental (climate), social, and governance risk report to the Lender. The Borrower declares and guarantees to strengthen environmental (climate), social, and governance risk management, and promises to accept the supervision of Lender. If the Borrower violates the aforementioned agreement, it shall constitute or be deemed as an defaulting event under this Contract, and Lender may take remedial measures for breach of contract in accordance with the provisions of this Contract;

(13) Lender shall cooperate with Party B to conduct due diligence work, provide and update information on the institution and its beneficial owners, and provide background information on the transaction;

(14) The Lender has the right to participate in the Borrower's large-scale financing, asset sales, mergers, divisions, shareholding reform, bankruptcy liquidation and other activities in accordance with laws and regulations, and to safeguard the Lender's creditor's rights;

(15) Timely provide complete, truthful, and valid materials to the Lender.

(16) Other matters undertaken by the Borrower: (1) During the period of credit granted by the Lender, the actual controller of the Borrower shall not be changed, otherwise it shall be regarded as a breach of contract and the Lender shall have the right to recover the credit in advance; (2) If the Borrower stops production due to the occurrence of safety production and environmental protection accidents caused by the enterprise, the Lender shall only accept the credit until the rectification is completed. .

Article 12 Disclosure of Related Party Transactions within the Borrower's Group

Both parties agree that the following clause 1 shall apply:

1. The Borrower does not belong to the group customers determined by the Lender in accordance with the Guidelines for Risk Management of Credit Business for Commercial Bank Group Customers (CBRC Order No. 4 of 2010) (referred to as the Guidelines).

2. The Borrower belongs to the group customer determined by the Lender in accordance with the Guidelines. The Borrower shall promptly report to the Lender on related party transactions of more than ten percent (10%) of net assets, including the affiliation of the parties to the transaction, the items and nature of the transaction, the amount or corresponding percentage of the transaction, and the pricing policy (including transactions for which there is no amount or only a nominal amount).

The Lender shall be entitled to unilaterally decide to stop payment of the Borrower's unused loans and to recover in part or in whole the loan principal and interest in advance if the Borrower falls under any of the following circumstances: Using

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
false contracts with related parties, discounting or pledging notes receivable, accounts receivable and other claims without actual trade background with the bank to obtain bank funds or credit; major mergers, acquisitions and reorganizations which the Lender considers may affect the safety of the loan; intentional evasion of bank claims through related party transactions; other circumstances as specified in Article 18 of the Guidelines.

Article 13 Events of Default and Handling

Any of the following conditions shall constitute or be deemed as an event of default by the Borrower hereunder:

1. The Borrower fails to fulfill its any payment and repayment obligations to the Lender as agreed herein;

2. The Borrower fails to use the loan funds in the manner as agreed herein or fails to use the obtained funds for the purpose as agreed herein; or the Borrower uses the loan funds for refinancing or for purchasing any other financial products for arbitrage; or the Borrower uses the loan funds to inflate fiscal revenue; or the Borrower illegally adds implicit local government debts in a manner against stipulations;

3. The statements made by the Borrower hereunder are untrue or the Borrower fails to comply with its undertakings made under this Contract;

4. Any circumstance specified in Article 11-2-(4) hereof occurs and, in the Lender's opinion, it may affect the financial position and contract performance capacity of the Borrower or the Guarantor, and the Borrower fails to provide any new security or change the Guarantor according to this Contract;

5. The credit status of the Borrower declines;

6. The Borrower's profitability, solvency, operating capacity, cash flow or any other financial indicator deteriorates, or breaches the indicator constraints as agreed herein or other financial covenants;

7. The Borrower commits any event of default under other contracts signed by it with the Lender or other institutions of Bank of China Limited;

8. The Guarantor breaches any terms of the Contract of Guarantee or commits any event of default under another contract signed by it with the Lender or another institution of Bank of China Limited;

9. The Borrower stops operating, or any dissolution, revocation or bankruptcy event occurs to it;

10. The Borrower is or may be involved in any significant economic dispute, lawsuit or arbitration, or its assets are sealed up, seized or enforced, or it is investigated by any judicial or taxation, industry and commerce or other administrative authorities or any punitive measure is taken against it thereby in accordance with laws, which has affected or may affect the performance of its obligations hereunder;

11. Any abnormal change occurs to any of the Borrower's major investors or key officers, any of them disappears or is legally investigated or their personal freedom is restricted by judicial authorities, which have or may affect fulfillment of its obligations hereunder;

12. Any circumstance that may affect the financial position and contract performance capacity of the Borrower or the Guarantor exists as identified by the Lender in its annual (i.e. every year since the effective date hereof) review on the Borrower's financial position and contract performance ability;

13. There is a large amount of unusual inflow or outflow of funds into or out of the designated capital recovery account and the Borrower cannot provide any explanatory material acceptable to the Lender;

14. The Borrower refuses to cooperate with the Lender to carry out due diligence, the Borrower or its counterparty is suspected of money laundering, terrorist financing, proliferation of nuclear weapons, violation of sanctions, or any other violation of laws and regulations, or the Borrower and the Guarantor are listed in the United Nations’, China’ and other applicable sanctions lists;

15. The Borrower breaches any other provisions hereof concerning the rights and obligations of the Parties.

In case of any event of default as provided for in the preceding paragraph, the Borrower shall assume the liability for breach of Contract, and the Lender shall be entitled to take the following measures separately or simultaneously depending on the situation:

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business

1. Requiring the Borrower and the Guarantor to correct their defaulting behavior within a stipulated time.

2. Reducing, suspending or canceling or terminating the credit limit granted to the Borrower, in whole or in part.

3. Suspending or terminating, in whole or in part, acceptance of the Borrower's withdrawal and other requests hereunder, other contracts between the Borrower and the Lender, etc.; suspending, cancelling or terminating, in whole or in part, the issuance, payment and processing of the loans not yet issued or the trade financing not yet processed;

4. Announcing that the principal of the outstanding loan/trade financing amount and other payable amounts under this Contract and under other contracts between the Borrower and the Lender and the interest thereon become due immediately in whole or in part;

5. Adjusting the loan interest rate hereunder and collect penalty interest;

6. Adjusting the loan payment method, such as changing autonomous payment to entrusted payment, reducing the starting amount of entrusted payment, etc;

7. Reducing the risk classification of all credit assets under this Contract and other contracts between the Borrower and the Lender;

8. Terminating or rescinding this Contract, and terminating or rescinding other contracts between the Borrower and the Lender in whole or in part;

9. Requesting the Borrower to compensate the Lender for the losses caused by its breach of contract, including but not limited to litigation costs, attorney fees, notarization fees, execution fees, and other related expenses incurred in realizing the creditor's rights;

10. Debiting the Borrower’s accounts with the Lender and other institutions of Bank of China Limited in repayment of all or part of the Borrower's liabilities to the Lender under this Contract. The outstanding amount in the account is considered to be prematurely due. If the currency of the account is different from the currency in which the Lender’s business is denominated, the amount shall be converted at the foreign exchange rate applicable to the Lender at the time of deduction.

11. Exercising the security interest;

12. Requesting the Guarantor to assume the guarantee responsibility;

13. Other measures that the Lender deems necessary and possible.

Article 14 Reservation of Rights

The failure of either party to exercise some or all of its rights under this Contract, or to request the other party to perform or assume some or all of its obligations or liabilities, shall not constitute a waiver of such rights or a waiver of such obligations or liabilities.

Any tolerance, rollover or postponement of the exercise of rights under this Contract by one party to the other party shall not affect any rights it enjoys under this Contract and laws and regulations, nor shall it be deemed as a waiver of such rights.

Article 15 Revision, Amendments and Termination

This Contract may be revised or amended in writing upon the consensus reached by both parties through negotiation, and any revision or amendment shall constitute an integral part hereof.

Unless otherwise provided for by laws or regulations or agreed by the Parties, this Contract shall not be terminated, until the rights and obligations hereunder are fully exercised and fulfilled.

Unless otherwise provided for by laws and regulations or agreed by the Parties, the invalidity of any Article hereof shall not affect the legal effect of other Articles.

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
Article 16 Governing Law and Settlement of Dispute

This Contract shall be governed by the laws of the People's Republic of China (excluding the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan for the purpose of this Contract).

All disputes arising from conclusion or performance hereof or related hereto after effectiveness of this Contract may be settled by both parties through negotiation. In case of unsuccessful negotiation, either party may settle it by adopting the following 2 method:

1. Arbitration. It shall be submitted to
□ China International Economic and Trade Arbitration Commission
□ Beijing Arbitration Commission (Beijing International Arbitration Center)
□/Arbitration Committee

for arbitration in / (place of arbitration) in accordance with the arbitration rules of such Committee/ Commission effective at the time of applying for arbitration. The arbitral award shall be final and binding on the parties.

2. Lawsuit. The parties may settle it through litigation by choosing a Chinese court through negotiation.

■ A lawsuit may be legally filed with the People's Court in the place where the domicile of the Lender or other institution of Bank of China Limited which exercises and fulfills its rights and obligations under this Agreement or individual agreements locates.

□ A lawsuit may be legally filed with China International Commercial Court under The Supreme People's Court of The People’s Republic of China (for any international commercial dispute with a subject matter in the amount of RMB300 million or more).

□ A lawsuit may be legally filed with the competent People's Court.

Other terms and provisions hereof shall continue to be performed during dispute settlement period, if such dispute does not affect performance of such other terms and provisions.

Article 17 Annexes

The following annexes and other annexes mutually confirmed by the Parties shall constitute an integral part of this Contract and has the same legal effect as this Contract.

1. Withdrawal Request (Format);

2. Notice about Annual Percentage Rate (APR) on Loans (Format);

3. ...

Article 18 Miscellaneous

1. The Borrower shall not assign any of its rights or obligations hereunder to any third party without the written consent of the Lender.

2. The Borrower hereby acknowledges that the Lender may delegate exercising and fulfillment of its rights and obligations hereunder, or assign the loan business hereunder, to other institutions of Bank of China Limited due to business needs. The other institutions of Bank of China Limited authorized by the Lender or the other institutions of Bank of China Limited undertaking the loan business hereunder shall be entitled to exercise all the rights under this Contract, and file a lawsuit, apply to arbitration institution for arbitration or apply for enforcement in the name of such institutions in respect of any disputes hereunder.

3. Without prejudice to the other terms of this Contract, this Contract shall be legally binding on the Parties and their respective legally created successors and assignees.

4. Unless otherwise agreed, both parties shall designate the domicile specified in this Contract as the communication and contact address, and the effective delivery address confirmed by both parties. The scope of application of the delivery address includes the delivery of various notices, contracts, and other documents during the performance of the contract by both parties, as well as the delivery of relevant documents and legal documents in case of disputes arising from this Contract (including but not limited to all litigation stages such as arbitration,

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
first instance, jurisdiction objection and reconsideration, second instance, retrial, remand for retrial, and enforcement after civil litigation procedures, and legal documents including but not limited to various notices, arbitration awards, judgments, rulings, mediation agreements, etc.).

The Borrower agrees that the Lender or the arbitration institution or the court may send relevant documents and legal documents to Borrower by electronic service through Borrower's fax or email address as listed in this Contract.

If both the delivery address and electronic delivery method are agreed upon at the same time, and delivery to the address designated by the Borrower shall have the same legal effect as electronic delivery. If multiple methods are used to deliver the same matter or legal document, they all have the effect of delivery, and the first delivery date shall be deemed as the date of delivery.

If there is any change to the above address or method, the changing party shall notify the other party in writing of the changed address or method 10 working days in advance. In arbitration and civil litigation proceedings, if either party changes their address or method, it shall fulfill the obligation to serve notice of the change of address or method to the arbitration institution or court. If one party fails to fulfill the notification obligation in the aforementioned manner, the delivery address or method confirmed in this Contract shall still be deemed as a valid delivery address or method.

If a legal document cannot be actually received by one party due to inaccurate service address or method provided or confirmed by one party, failure to inform the other party and the court in a timely manner in accordance with procedures after the change of address or method of service, or refusal of the designated recipient to sign for receipt, etc., the date of service shall be deemed to be the date on which the document is returned; Where service is made directly, the date on which the person delivering the service indicates the circumstances on the receipt of service on the spot shall be deemed to be the date of service; If it is delivered electronically, it shall be deemed to be the date of delivery from the date of entering the system designated by the Borrower.

The provisions regarding the delivery address of relevant documents and legal documents in this clause are independent provisions of this Contract regarding the confirmation of valid delivery addresses; If this Contract is confirmed to be invalid or revoked in whole or in part, this clause shall remain valid.

5. The transactions under this Contract are conducted on the basis of their respective independent interests. If other parties to the transaction constitute related parties or affiliated persons of the Lender as required by applicable laws, regulations and regulatory requirements, neither party shall seek to use such affiliation to affect the fairness of the transaction.

6. The headings and business names under this Contract are used for convenience of reference only and shall not be used to interpret the content of the terms and the rights and obligations of the Parties.

7. According to laws, regulations, and regulatory provisions, in view of the financial products or services related to the credit business applied for by the Lender, the Borrower agrees and authorizes the Lender to collect, query, store, use, process, transmit, provide, and delete the following relevant information of the Borrower during the due diligence, review and approval, business processing, financing issuance, post-loan management, collateral registration and disposal, and debt collection process of the relevant financial products and services, including:

(1) The relevant information of the Borrower in the financial credit information basic database and other legally established credit information databases.

(2) The Borrower's industrial and commercial registration information, customs import and export information, tax payment information, invoice information, financial information, water and electricity fee payment situation and data, payroll information, communication fee payment information, POS receipt data, Internet credit information, payment and settlement information, mortgage and pledge information, and other relevant information of the unit held by third-party institutions.

(3) The Borrower's public security involvement information, litigation or arbitration information, asset seizure, detention or compulsory execution situation, court litigation judgment, arbitration award, administrative penalty, social security payment, etc.

(4) The information generated or obtained by the Lender during the provision of financial products or services to the Borrower.

D-02: Working Capital Loan Contract - Applicable to Single, Class A, and Class B Single Working Capital Loan Business
(5) For the avoidance of ambiguity, the relevant information does not include any information that can be obtained through public channels.

The Borrower agrees and authorizes the Lender to collect, query, store, use, process, transmit, provide and delete the above information, specifically including:

(1) Retrieve relevant information of the Borrower through the financial credit information basic database and other legally established credit information databases.

(2) Provide the information related to this Agreement and other relevant information of the Borrower to the financial credit information basic database and other legally established credit information databases for qualified institutions or individuals to query and use in accordance with laws.

(3) Share the above relevant information internally among members of the Lender's group to meet the needs of post-grant management, as well as legal and regulatory requirements for unified credit management of the Borrower.

(4) Provide the above relevant information to the relevant third-party organizations according to the needs of credit business processing, debt collection, debt transfer and post-grant management.

The validity period of this authorization shall be until the date when the Borrower settles all credit within the scope of the Lender's Group.

8. If the withdrawal date or repayment date falls on a non-working day such as a weekend or statutory holiday, it shall be postponed to the first working day after the non-working day.

9. If the Lender is unable to perform this Contract or to perform in accordance with this Contract due to changes in laws, regulations or regulatory requirements, the Lender shall be entitled to terminate or change the performance of this Contract hereunder in accordance with changes in laws, regulations or regulatory requirements. If for such reason this Contract is terminated or changed in such a way that the Lender cannot perform or cannot perform in accordance with this Contract, the Lender shall be exempted from liability.

10. The Borrower may consult and complain about this Agreement and the business and fees under this Contract through the contact phone number of the Lender listed in this Contract.

Article 19 Effectiveness of Contract

This Contract shall come into effect from the date when it is signed and affixed with official seals by the legal representatives (persons in charge) of the Borrower and the Lender or their authorized signatories.

This Contract is made in duplicate, with each party holding one, which shall have equal legal force.

Borrower: Gemstar Technology (Yangzhou) Co. Ltd.

Authorized Signatory:

Dated:

Lender: Bank of China Limited, Baoying Sub-branch

Authorized Signatory:

Dated:

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Annex Notice about Annual Percentage Rate (APR) on Loans

No.:/

To:    __________/_______ (Borrower)

1. We signed a Working Capital Loan Contract, numbered / , with you. Under the aforementioned Contract, we, as the Lender, provide an APR of / on the loans offered to you. The APR (□ simple interest/□ Combined simple interest and compound interest (single choice)) includes:

(1) Interest on the loan calculated based on the loan interest rate specified in Clause 1 under Article 4 of the aforementioned Contract;

(2) Various expenses and fees directly related to the loan as specified in Article / of the aforementioned Contract; (Delete if not applicable)

(3) Various expenses and fees directly related to the loan as specified in the / numbered / and signed separately by you and us. (Delete if not applicable)

2. This Notice, as an annex to the aforementioned Contract, constitutes an integral part of it and has the same legal effect as the aforementioned Contract. Any matters not specified shall be subject to the provisions of the aforementioned Contract.

Lender:________________/_____________

Authorized Signatory:———————/—————————

____ / __ (MM/DD/YY)